Exhibit 99.1

Transocean Inc. Post Office Box 2765 Houston TX 77252 2765

Analyst Contact:	Gregory S. Panagos 713-232-7551	News Release

Media Contact:	Guy A. Cantwell 713-232-7647	FOR RELEASE: November 5, 2008

TRANSOCEAN INC. REPORTS

THIRD QUARTER 2008 FINANCIAL RESULTS

HOUSTON – Transocean Inc. (NYSE: RIG) today reported net income for the three months ended September 30, 2008 of $1.106 billion, or $3.44 per diluted share, compared to net income of $973 million, or $4.63 per diluted share for the three months ended September 30, 2007. Revenues for the third quarter of 2008 were $3.192 billion compared to $1.538 billion for the third quarter of 2007.

For the nine months ended September 30, 2008, net income totaled $3.402 billion, or $10.59 per diluted share, on revenues of $9.404 billion. For the same period in 2007, net income totaled $2.075 billion, or $9.87 per diluted share, on revenues of $4.300 billion. Net income for the nine months ended September 30, 2008 included after-tax charges of $16 million, or $0.05 per diluted share, resulting primarily from a $14 million loss on short-term investments, $10 million of discrete tax items, $3 million of merger-related costs and a $3 million loss from the early retirement of debt. These charges were offset by income of $14 million from the TODCO tax sharing agreement. For the same period last year, net income included after-tax gains of $369 million, or $1.75 per diluted share, from the TODCO tax sharing agreement, rig sales and discrete tax items.

On November 27, 2007, Transocean Inc. merged with GlobalSantaFe Corporation and reclassified its ordinary shares into cash and shares (the “Reclassification”). Reported results for the third quarter and first nine months of 2008 include a full three and nine months, respectively, from GlobalSantaFe’s operations. Diluted earnings per share for the third quarter and first nine months of 2007 exclude GlobalSantaFe’s operations and are based on a weighted average diluted share count of 210 million and 211 million shares, respectively, which includes the effect of restating the historical diluted share count for the Reclassification.

Operations Quarterly Review

Revenues for the three months ended September 30, 2008 were $3.192 billion compared to revenues of $3.102 billion during the three months ended June 30, 2008. The $90 million quarter-to-quarter increase in total revenues included $112 million of higher contract drilling revenues reflecting a decrease in out-of-service time for planned shipyards, an increase in average dayrates and a $25 million increase in other revenues primarily from increases in integrated services and non-drilling activities. A $47 million decline in contract drilling intangible revenues partially offset these increases. The average dayrate for the fleet increased two percent from $238,600 in the second quarter to $242,200 in the third quarter, primarily as a result of rigs commencing new contracts at higher dayrates in the third quarter.

Operating and maintenance expenses for the three months ended September 30, 2008 were $1.426 billion compared to $1.364 billion for the prior three-month period. The $62 million increase in operating and maintenance expenses primarily reflects estimated expenses of $44 million related to dropped riser and an increase in maintenance and non-drilling and integrated services costs compared to the second quarter of 2008, partially offset by reduced shipyard costs.

Interest Expense and Liquidity

Interest expense, net of amounts capitalized, for the third quarter of 2008 decreased to $100 million compared to $111 million for the second quarter of 2008. The decrease resulted primarily from a quarter-to-quarter reduction in total debt of approximately $496 million. As of September 30, 2008, total debt was $14.783 billion compared to $15.279 billion as of June 30, 2008.

Cash flow from operating activities totaled $1.270 billion for the third quarter of 2008 compared to $1.011 billion for the second quarter of 2008. Higher quarter-to-quarter cash flow during the third quarter primarily reflects increases in net income, decreases in deferred expenses and deferred taxes, partially offset by an increase in working capital.

Effective Tax Rate

The Annual Effective Tax Rate(1) for each of the third quarter and first nine months of 2008 was 15.1 percent and 13.3 percent, respectively. The Effective Tax Rate(2) for first nine months of 2008 was 13.6 percent, which reflects the impact of various discrete tax items totaling $7 million, primarily related to changes in estimates. The Effective Tax Rate(2) for the third quarter of 2008 was 13.7 percent.

Conference Call Information

Transocean will conduct a teleconference call at 10:00 a.m. Eastern Time on November 5, 2008. To participate, dial 913-981-5568 and refer to confirmation code 7057401 approximately five to 10 minutes prior to the scheduled start time of the call.

In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company’s website at www.deepwater.com and selecting “Investor Relations/News & Events/Webcasts & Presentations.” A file containing four charts to be discussed during the conference call, titled “3Q08 Charts,” has been posted to the company’s website and can also be found by selecting “Investor Relations/News & Events/Webcasts & Presentations.” The conference call may also be accessed via the Internet at www.CompanyBoardroom.com by typing in the company’s New York Stock Exchange trading symbol, “RIG.”

A telephonic replay of the conference call should be available after 1:00 p.m. Eastern Time on November 5, 2008 and can be accessed by dialing 719-457-0820 and referring to the passcode 7057401. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses.

Transocean Inc. is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 136 mobile offshore drilling units plus 10 announced ultra-deepwater newbuild units, the company’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company owns or operates a contract drilling fleet of 39 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 29 Midwater Floaters, 10 High-Specification Jackups, 54 Standard Jackups and other assets utilized in the support of offshore drilling activities worldwide.

(1)

Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(2)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

###	08-47

TRANSOCEAN INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Operating revenues
Contract drilling revenues	$2,699	$1,455	$7,926	$4,088
Contract drilling intangible revenues	143	—	557	—
Other revenues	350	83	921	212

	3,192	1,538	9,404	4,300

Costs and expenses
Operating and maintenance	1,426	663	3,947	1,858
Depreciation, depletion and amortization	336	103	1,040	304
General and administrative	46	27	140	82

	1,808	793	5,127	2,244

Gain (loss) from disposal of assets, net	(1)	8	(4)	30

Operating income	1,383	753	4,273	2,086

Other income (expense), net
Interest income	7	7	30	17
Interest expense, net of amounts capitalized	(100)	(23)	(348)	(93)
Other, net	(12)	287	(23)	295

	(105)	271	(341)	219

Income before income taxes and minority interest	1,278	1,024	3,932	2,305
Income tax expense	175	52	533	230
Minority interest	(3)	(1)	(3)	—

Net income	$1,106	$973	$3,402	$2,075

Earnings per share
Basic	$3.47	$4.80	$10.69	$10.25
Diluted	$3.44	$4.63	$10.59	$9.87

Weighted average shares outstanding
Basic	319	203	318	202
Diluted	321	210	321	211

TRANSOCEAN INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$829	$1,241
Short-term investments	392	—
Accounts receivable, net of allowance for doubtful accounts of $65 and $50 at September 30, 2008 and December 31, 2007, respectively	2,783	2,370
Materials and supplies, net of allowance for obsolescence of $28 and $22 at September 30, 2008 and December 31, 2007, respectively	429	333
Deferred income taxes, net	55	119
Assets held for sale	564	—
Other current assets	236	233

Total current assets	5,288	4,296

Property and equipment	25,152	24,545
Less accumulated depreciation	4,597	3,615

Property and equipment, net	20,555	20,930

Goodwill	8,346	8,219
Other assets	976	919

Total assets	$35,165	$34,364

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$934	$805
Accrued income taxes	234	99
Debt due within one year	932	6,172
Other current liabilities	853	826

Total current liabilities	2,953	7,902

Long-term debt	13,851	11,085
Deferred income taxes, net	755	681
Other long-term liabilities	1,528	2,125

Total long-term liabilities	16,134	13,891

Commitments and contingencies
Minority interest	3	5
Preference shares, $0.10 par value; 50,000,000 shares authorized, none issued and outstanding	—	—
Ordinary shares, $0.01 par value; 800,000,000 shares authorized, 319,068,820 and 317,222,909 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	3	3
Additional paid-in capital	10,911	10,799
Accumulated other comprehensive loss	(46)	(42)
Retained earnings	5,207	1,806

Total shareholders’ equity	16,075	12,566

Total liabilities and shareholders’ equity	$35,165	$34,364

TRANSOCEAN INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities
Net income	$1,106	$973	$3,402	$2,075
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of drilling contract intangibles	(143)	—	(557)	—
Depreciation, depletion and amortization	336	103	1,040	304
Share-based compensation expense	16	11	49	30
(Gain) loss from disposal of assets, net	1	(8)	4	(30)
Impairment of short-term investments	16	—	16	—
Deferred revenue, net	(3)	(20)	22	18
Deferred expenses, net	(3)	(4)	(132)	(17)
Deferred income taxes	60	9	4	2
Other, net	(6)	2	3	6
Changes in operating assets and liabilities	(110)	(169)	(88)	(230)

Net cash provided by operating activities	1,270	897	3,763	2,158

Cash flows from investing activities
Capital expenditures	(514)	(305)	(1,703)	(1,060)
Proceeds from disposal of assets, net	5	21	352	62
Proceeds from sale of investments	14	—	14	—
Short-term investments	(408)	—	(408)	—
Joint ventures and other investments, net	—	—	(3)	(3)

Net cash used in investing activities	(903)	(284)	(1,748)	(1,001)

Cash flows from financing activities
Borrowings (repayments) under commercial paper program, net	(213)	—	932	—
Borrowings (repayments) under revolving credit facilities, net	415	—	(1,085)	—
Proceeds from debt	303	—	2,354	—
Repayments of debt	(1,000)	(470)	(4,673)	(700)
Repurchase of ordinary shares	—	—	—	(400)
Proceeds from (payments made upon) exercise of warrants, net	—	16	(4)	16
Proceeds from (taxes paid for) issuance of ordinary shares under share-based compensation plans, net	(12)	1	49	56
Excess tax benefit from issuance of ordinary shares under share-based compensation plans	—	23	11	33
Other, net	(7)	(10)	(11)	(11)

Net cash used in financing activities	(514)	(440)	(2,427)	(1,006)

Net increase (decrease) in cash and cash equivalents	(147)	173	(412)	151
Cash and cash equivalents at beginning of period	976	445	1,241	467

Cash and cash equivalents at end of period	$829	$618	$829	$618

Transocean Inc.

Fleet Operating Statistics

	Operating Revenues ($ Millions) (1)
	Three months ended			Nine months ended September 30,
	September 30, 2008	June 30, 2008	September 30, 2007	2008	2007
Contract Drilling Revenues
High-Specification Floaters:
Ultra Deepwater Floaters	$617	$558	$381	$1,783	$1,057
Deepwater Floaters	323	377	280	1,025	778
Harsh Environment Floaters	163	168	122	481	358
Total High-Specification Floaters	1,103	1,103	783	3,289	2,193
Midwater Floaters	690	650	409	2,015	1,177
High-Specification Jackups	144	147	12	448	36
Standard Jackups	749	674	236	2,134	637
Other Rigs	13	13	15	40	45
Subtotal	2,699	2,587	1,455	7,926	4,088
Contract Intangible Revenue	143	190	0	557	0
Other Revenues
Client Reimbursable Revenues	55	51	32	152	91
Integrated Services and Other	12	48	51	8	121
Drilling Management Services	257	208	0	693	0
Oil and Gas Properties	26	18	0	68	0
Subtotal	350	325	83	921	212
Total Company	$3,192	$3,102	$1,538	$9,404	$4,300

	Average Dayrates (1)
	Three months ended			Nine months ended September 30,
	September 30, 2008	June 30, 2008	September 30, 2007	2008	2007
High-Specification Floaters:
Ultra Deepwater Floaters	$401,300	$390,400	$323,200	$390,700	$304,600
Deepwater Floaters	$322,700	$317,400	$251,600	$307,600	$227,400
Harsh Environment Floaters	$363,500	$379,400	$312,300	$362,400	$281,100
Total High-Specification Floaters	$369,300	$360,500	$291,900	$356,600	$268,600
Midwater Floaters	$292,900	$299,300	$254,000	$294,800	$240,100
High-Specification Jackups	$178,500	$178,000	$131,600	$176,700	$131,800
Standard Jackups	$158,700	$149,400	$120,000	$151,400	$113,800
Other Rigs	$48,900	$48,400	$54,800	$49,000	$54,100
Total Drilling Fleet	$242,200	$238,600	$219,700	$236,500	$206,800

	Utilization (1)
	Three months ended			Nine months ended September 30,
	September 30, 2008	June 30, 2008	September 30, 2007	2008	2007
High-Specification Floaters:
Ultra Deepwater Floaters	93%	87%	99%	93%	98%
Deepwater Floaters	68%	81%	76%	76%	78%
Harsh Environment Floaters	98%	98%	85%	97%	93%
Total High-Specification Floaters	83%	86%	86%	86%	88%
Midwater Floaters	88%	82%	92%	86%	95%
High-Specification Jackups	87%	91%	100%	93%	100%
Standard Jackups	93%	89%	89%	92%	85%
Other Rigs	100%	100%	98%	100%	99%
Total Drilling Fleet	89%	87%	89%	89%	89%

(1) Average daily revenue is defined as contract drilling revenue earned per revenue earning day in the period. A revenue earning day is defined as a day for which a rig earns dayrate after commencement of operations. Utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period for all drilling rigs in our fleet.

Transocean Inc. and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In millions)

	Three months ended			Nine months ended		Years ended Dec. 31,
	Sept. 30, 2008	June 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007	2007	2006
Income (Loss) before income taxes and minority interest	$1,278	$1,246	$1,024	$3,932	$2,305	$3,384	$1,607
Add back (subtract):
(Gain) loss on disposal of assets, net	—	—	(9)	—	(31)	(264)	(410)
Income from TODCO tax sharing agreement	(14)	—	(276)	(14)	(276)	(277)	(51)
Loss on The Reserve Funds	16	—	—	16	—	—	—
(Gain) loss on retirement of debt	—	1	—	3	—	8	—
GSF Merger related costs	1	3	—	5	—	82	—

Adjusted income before income taxes	1,281	1,250	739	3,942	1,998	2,933	1,146

Income tax expense	175	140	52	533	230	253	222
Add back (subtract):
(Gain) loss on disposal of assets, net	—	—	—	—	(3)	(3)	(24)
Loss on The Reserve Funds	2	—	—	2	—	—	—
GSF Merger related costs	1	—	—	1	—	15	—
Changes in estimates (1)	15	2	52	(10)	65	101	14

Adjusted income tax expense (2)	$193	$142	$104	$526	$292	$366	$212

Effective Tax Rate (3)	13.7%	11.2%	5.1%	13.6%	10.0%	7.5%	13.8%

Annual Effective Tax Rate (4)	15.1%	11.4%	14.0%	13.3%	14.6%	12.5%	18.5%

(1)	Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in deferred taxes valuation allowances on deferred taxes and other tax liabilities.
(2)	The three months ended Sept. 30, 2008 include $21 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.
(3)	Effective Tax Rate is income tax expense divided by income before income taxes.
(4)	Annual Effective Tax Rate is income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income before income taxes excluding gains on sales and similar items pursuant to Financial Accounting Standards Board Interpretation No. 18.

Transocean Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Operating Income Before General and Administrative Expense

to Field Operating Income

(in US$ millions)

	Three months ended			Nine months ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Operating revenue	$3,192	$3,102	$1,538	$9,404	$4,300
Operating and maintenance expense	1,426	1,364	663	3,947	1,858
Depreciation, depletion and amortization	336	337	103	1,040	304
(Gain) loss from disposal of assets, net	1	6	(8)	4	(30)

Operating income before general and administrative expense	1,429	1,395	780	4,413	2,168
Add back (subtract):
Depreciation, depletion and amortization	336	337	103	1,040	304
(Gain) loss from disposal of assets, net	1	6	(8)	4	(30)

Field operating income	$1,766	$1,738	$875	$5,457	$2,442